Exhibit 99.1

EVERGREEN ENERGY INC ANNOUNCES LEADERSHIP TRANSITION,
APPOINTMENTS AS IT REPOSITIONS AS GREEN TECHNOLOGY
LICENSING COMPANY

•       President & CEO Kevin Collins to Retire, Will Remain on Board
•       Energy and Carbon Markets Executive Thomas H. Stoner Named Interim
CEO as Search Commences
•       Former Bechtel Executive Rick Smith Named Chairman; Robert J. Clark to
Remain on Board
•       C-Lock Technology Adds Senior Marketing and Engineering Executives

FOR IMMEDIATE RELEASE
DENVER, Thursday, May 7, 2009 — Evergreen Energy Inc. (NYSE Arca: EEE), a green energy technology solutions company, has repositioned itself to fully leverage the strengths of its proven, proprietary green technologies and solutions by evolving its business model away from industrial production and toward revenue-producing licensing, joint ventures and partnerships for its carbon information management and cleaner coal technologies. The company took a key step in effecting those moves today with the announcement of a planned leadership transition at the board and executive management levels.
As part of the transition, Kevin R. Collins has informed the board of directors of his plans to retire from the positions of president and chief executive officer effective June 1, 2009.  He will remain on the board.  Robert J. Clark also informed the board of his decision to step down as chairman, but will also remain on the board.

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Evergreen Management & Repositioning
May 7, 2009 – Page 2

The board has commenced a search for a new CEO and has named former Econergy International PLC CEO Thomas H. Stoner, Jr. as interim CEO, effective June 1. Stoner has served as an executive consultant to Evergreen Energy as well.  Former Bechtel executive Rick Smith, who joined the Evergreen board in November, 2008, has been named chairman of the board.
The leadership moves signal Evergreen’s repositioning as a green technology company entering commercialization phases for its C-Lock Technology carbon information management solution, branded with IBM as GreenCert®, and its K-Fuel® cleaner coal technology.  Messrs. Smith and Stoner together bring accomplished experience domestically and internationally in the energy industry and development of the carbon trading markets.
Speaking to the transition, Mr.  Smith noted, “During his tenure in the leadership ranks at Evergreen, Kevin has instilled financial and operating discipline into the company and led us to initial market successes with C-Lock’s GreenCert carbon information management solution and to the brink of commercializing K-Fuel in Asia. Evergreen represents an attractive business as our next generation of leadership will be closely aligned with Evergreen’s transition to a green technology company. Tom Stoner and I are committed to moving C-Lock forward as Evergreen’s near-term growth engine.
“At the same time, we will press forward with our K-Fuel business development in Asia. We both believe that Evergreen is uniquely positioned with two proven, patented green technology solutions at a time of increasing global carbon regulation, the pronounced absence of precise carbon information management tools and continued global dependence on coal,” added Smith.
 “Evergreen has made good progress on our strategy to move the company forward by repositioning itself as a green technology solutions company now ready for commercialization,” said Collins. “Our efforts to position teams that

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Evergreen Management & Repositioning
May 7, 2009 – Page 3

will realize Evergreen’s potential, stabilize its operational model and capital structure, and build new relationships with partners like IBM and EIM for C-Lock and Sumitomo and Bechtel for K-Fuel leave the company in an excellent position.  I have a high level of confidence that Tom and Rick will capitalize on the foundation for success we’ve set down in the past 16 months.”
In addition to serving on the Evergreen board, Collins will remain to assist in the completion of key projects that include the potential sale of non-strategic assets and the transition to a new CEO.
Addressing the other board departures, Mr. Smith noted, “I want to thank Jack Pester and Dr. James Schlesinger, who are retiring from our board, and Grady Rosier, who is leaving to allow more time for other business and directorship obligations.”
Rick Smith – Evergreen Energy Chairman of the Board
Smith, a 36-year power industry engineering, management, and M&A veteran, was associated with Bechtel in various senior management roles for 30 years. Over the course of his career, he managed multiple power and energy projects and transactions totaling more than $10 billion.
Smith, 61, retired as president of Bechtel Fossil Power in 2007. During his two years at the helm, he managed Bechtel’s global fossil power engineering and construction business.
Before that, he was CEO of Intergen, a Bechtel-Shell joint venture that operated and eventually sold 17 power plants in Europe, Asia and the Americas through four transactions valued in excess of $2 billion.
Smith holds a master’s degree in business administration from Golden Gate University, a master’s degree in mechanical engineering from Northeastern University and a bachelor’s of science degree in aerospace engineering from Auburn University.

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Evergreen Management & Repositioning
May 7, 2009 – Page 4

Tom Stoner – Evergreen Energy Interim CEO
Stoner was chief executive officer of Econergy International PLC from 1998 to October 2008 and chairman of the company’s independent directors in 2008. He was chairman of the board from 1996 to 2006.
Stoner successfully led Econergy from a small consulting service to a world-class renewable energy company operating as a power producer throughout the Americas. He has served as a technical advisor in more than fifty countries. In February, 2006 Econergy went public on the London Stock Exchange AIM. In June, 2008 Suez South America, a wholly owned subsidiary of the GDF-Suez Group, announced its offer to buy Econergy International.
Before Econergy’s 2006 IPO, it was one of the pioneers in the burgeoning carbon trading markets, and developed the first methodology submitted to the governing body of the clean development mechanism (CDM), the United Nations Framework Convention on Climate Change (UNFCCC).  At the end of 2006 Econergy was the world’s leading developer of CDM projects.
Stoner is an economist and financial analyst. He is former president and CEO of EUA Highland Corporation and vice president of EUQ Cogenex, both subsidiaries of Eastern Utilities, a Boston-based utility holding company traded on the NYSE.
Stoner studied economics at the Fletcher School of Law and Diplomacy and Harvard University, and holds a master of science degree from the London School of Economics and a bachelor of arts from Hampshire College in Amherst, Massachusetts.
C-Lock Adds Sales Channel Expertise
Evergreen subsidiary C-Lock Technology, Inc. has named three key executives to lead its carbon information management solution sales channel.

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Evergreen Management & Repositioning
May 7, 2009 – Page 5

They will work closely with C-Lock’s sales and marketing partner IBM and C-Lock’s deployment partners in Asia, Canada and Eastern Europe.
C-Lock is led by Chairman and CEO Vincent Cook, who has 35 years of experience in information technology and high-intensity computing, and by President Jim Bitonti, who has more than 25 years of experience in domestic and international business development, management, legal affairs and transactions. Joining Cook, Bitonti, and C-Lock’s Chief Technology Officer, Dr. Patrick Zimmerman, are three new marketing, sales and engineering executives:
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Miles Mahoney, senior vice president of marketing and sales, joins C-Lock as a seasoned tech industry executive who most recently served as vice president and general manager of global alliances and channels at SAS Institute, the world’s largest privately-held software company.

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Jack Miller, vice president of sales and operations, joins C-Lock as an experienced enterprise software executive who most recently was vice president of business development at Attensity, which was sold to Aeris Capital. Before that he was with SAP and Borland Software.

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Robert Frank, director of energy, joins C-Lock holding a valuable portfolio of engineering, technology and power industry experience. Before joining C-Lock he was general manager of Kurz Technical Services, with a major focus on power industry engineering services. Clients included the Electric Power Research Institute, the Tennessee Valley Authority and Southern Company Services.

First Quarter Results and Conference Call Friday May 8
Collins and other members of Evergreen’s and C-Lock’s management teams will discuss Evergreen’s repositioning, its growth strategy and its first quarter 2009 financial results during a conference call on Friday, May 8, 2009. The

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Evergreen Management & Repositioning
May 7, 2009 – Page 6

company will release its quarterly results that morning and host the call starting at 9:00 a.m. MDT/11:00 a.m. EDT.
Interested parties can access the conference call by dialing 800-299-6183 (domestic) or 617-801-9713 (international) and citing code 48270317. Please login or dial in at least 10 minutes prior to the start time to ensure a connection. A replay of the call will also be available for seven days by calling 888-286-8010 (domestic) or 617-801-6888 (international) and citing code 33251293.
To access the live web cast of the conference call, please go to the investor relations portion of our website at http://www.evgenergy.com. An on-line archive of the call will be available at www.evgenergy.com for thirty days.
About Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) delivers proven, transformative green energy solutions for cleaner coal production and precise, scientific carbon measurement. www.evgenergy.com

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Contacts:
Analyst and Investors:	Media and Public Affairs
Jimmac Lofton	Paul Jacobson
VP Corporate Development	VP Corporate Communications
303-293-2992	303-293-2992
jlofton@evgenergy.com	pjacobson@evgenergy.com

Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. and C-Lock Technology Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study. Readers of this release are cautioned not to put undue reliance on forward-looking statements.